UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 5, 2017

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Scottsdale, Arizona  85251

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (623) 300-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 4.01.  Changes In Registrant’s Certifying Accountant.

On December 5, 2017, the Audit Committee of Benchmark Electronics, Inc.’s (the “Company”) Board of Directors approved the engagement of Moss Adams LLP (“Moss Adams”) as the new independent registered public accounting firm for the Company’s 401(k) plan.  As previously disclosed, Hein & Associates LLP (“Hein”), the independent registered public accounting firm responsible for auditing the 401(k) plan of the Company, combined with Moss Adams on November 16, 2017, and as a result of this transaction, Hein resigned as the independent registered public accounting firm for the Company’s 401(k) plan effective November 16, 2017.

During the two most recent fiscal years ended December 30, 2016 and through the subsequent interim period preceding Moss Adam’s engagement, the Company did not consult with Moss Adams on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s 401(k) plan financial statements, and Moss Adams did not provide either a written report or oral advice to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: December 7, 2017	By: /s/ Scott R. Peterson
Scott R. Peterson
General Counsel